INTEGRATED TIMESHARE SOLUTIONS, INC.

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	BALANCE SHEET AS OF AUGUST 15 , 2014

PAGE	3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM JULY 2, 2014 (INCEPTION) TO AUGUST 15, 2014

PAGE	4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JULY 2, 2014 (INCEPTION) TO AUGUST 15, 2014

PAGE	5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JULY 2, 2014 (INCEPTION) TO AUGUST 15, 2014

PAGES	6 - 9	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Integrated Timeshare Solutions, Inc.

We have audited the accompanying balance sheet of Integrated Timeshare Solutions, Inc. (the “Company”) as of August 15, 2014 and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from July 2, 2014 (Inception) to August 15, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Integrated Timeshare Solutions, Inc. as of August 15, 2014 and the results of its operations and its cash flows for the period from July 2, 2014 (Inception) to August 15, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has used cash in operations of $11,030 and has a net loss of $83,544. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

September 15, 2014

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Integrated Timeshare Solutions, Inc.
Balance Sheet
August 15, 2014

ASSETS
Current Assets
Cash and cash equivalents	$27,970
Total Current Assets	27,970

Equipment and software
Computer software	4,000

Other Assets
Notes Receivable - related party	7,000

Total Assets	$38,970

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable and accrued expenses	$11,514
Total Liabilities	11,514

Commitments and Contingencies (See Note 3)	—

Stockholders' Equity
Common stock, $0.001 par value; 1,000,000 shares authorized, 1,000,000 shares issued and outstanding	1,000
Additional Paid in Capital	110,000
Accumulated Deficit	(83,544)
Total Stockholders' Equity	27,456

Total Liabilities and Stockholders' Equity	$38,970

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Integrated Timeshare Solutions, Inc.
Statement of Operations
For the period from July 2, 2014 (Inception) to August 15, 2014

Operating Expenses
Professional fees	$8,295
General and administrative	75,249
Total Operating Expenses	83,544

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(83,544)

Provision for Income Taxes	—

NET LOSS	$(83,544)

Net Loss Per Share - Basic and Diluted	$(0.08)

Weighted average number of shares outstanding	1,000,000
during the period - Basic and Diluted

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Integrated Timeshare Solutions, Inc.
Statement of Changes in Stockholders' Equity
For the period from July 2, 2014 (Inception) to August 15, 2014

	Common stock		Additional		Total
			paid-in	Accumulated	Stockholders'
	Shares	Amount	capital	Deficit	Equity

Balance July 2, 2014	—	$—	$—	$—	$—

Common stock issued for cash	450,000	450	49,550		50,000

Common stock issued for services	550,000	550	60,450		61,000

Net loss for the period July 2, 2014 (inception) to August 15, 2014	—	—	—	(83,544)	(83,544)

Balance, August 15, 2014	1,000,000	$1,000	$110,000	$(83,544)	$27,456

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Integrated Timeshare Solutions, Inc.
Statement of Cash Flows
For the period from July 2, 2014 (Inception) to August 15, 2014

Cash Flows Used in Operating Activities:
Net Loss	$(83,544)
Adjustments to reconcile net loss to net cash used in operations
Stock issued for services	61,000

Changes in operating assets and liabilities:
(Decrease) Increase in accounts payable and accrued expenses	11,514
Net Cash Used In Operating Activities	(11,030)

Cash Flows From Investing Activities:
Purchase of computer software	(4,000)
Payment on note receivable- related party	(7,000)
Net Cash Used In Investing Activities	(11,000)

Cash Flows From Financing Activities:
Common stock issued for cash	50,000
Net Cash Provided by Financing Activities	50,000

Net Increase in Cash	27,970

Cash at Beginning of Period	—

Cash at End of Period	$27,970

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$—
Cash paid for taxes	$—

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NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Integrated Timeshare Solutions, Inc. (the "Company") was incorporated under the laws of the State of Nevada on July 2, 2014 as a real estate consulting firm specializing in timeshare liquidation and mortgage relief.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the valuation of deferred taxes.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At August 15, 2014, the Company had no cash equivalents.

(D) Loss Per Share

In accordance with the accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share” basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. The Company has no potentially diluted securities outstanding as of August 15, 2014.

(E) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The net deferred taxes in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

August 15, 2014

Deferred tax liability	$—
Deferred tax asset
Net Operating Loss Carryforward	31,438
Valuation Allowance	(31,438)
Net deferred tax asset	—
Net deferred tax liability	—
$—

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As of August 15, 2014, the Company has a net operating loss carryforward of approximately $31,438 available to offset future taxable income through August 15, 2034. The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2034. The Company’s federal income tax returns for the period ended August 15, 2014 remain subject to examination by the Internal Revenue Service and State Taxing Authorities as of August 15, 2014.

The net change in the valuation allowance for the year ended August 15, 2014 was an increase of $31,438.

The components of income tax expense related to continuing operations are as follows:

2014
Federal
Current	$—
Deferred	—
$—
State and Local
Current	$—
Deferred	—
$—

The Company's income tax expense differed from the statutory rates (federal 34% and state 4.55%) as follows:

August 15, 2014

Statutory rate applied to earnings before income taxes:	$(28,405)
Increase (decrease) in income taxes resulting from:
State income taxes	(3,033)
Change in deferred tax asset valuation allowance	31,438
Income Tax Expense	$—

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(H) Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA and the SEC did not, or are not, believed by management to have a material impact on the Company’s present or future financial statements.

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(I) Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred. The website development costs will be amortized over 3 years. As of August 15, 2014 the Company recorded $0 in amortization expense.

NOTE 2 STOCKHOLDERS’ DEFICIENCY

(A) Common Stock

The Company is authorized to issue 1,000,000 shares of common stock with a par value of $0.001 per share.

On August 7, 2014, the Company issued 450,000 shares of common stock to a founder for cash of $50,000.

On August 7, 2014, the Company issued 550,000 shares of common stock to founders for services and contributions of intellectual property. The shares were valued at a recent cash offering price of $0.11 per share with a fair value of $61,000.

NOTE 3 COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 4 RELATED PARTY TRANSACTIONS

On July 2, 2014, the Company loaned $5,000 to a related party. Pursuant to the terms of the note, the note is non-interest bearing, unsecured and is due October 1, 2015.

On August 14, 2014, the Company loaned $2,000 to a related party in exchange for an unsecured, non-interest bearing note, which is due October 1, 2015.

NOTE 5 GOING CONCERN

As reflected in the accompanying financial statements, the Company used cash in operations of $11,030 and has a net loss of $83,544. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to complete the merger (see Note 6) and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

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NOTE 6 SUBSEQUENT EVENTS

On August 26, 2014, the Company was acquired by Integrated Inpatient Solutions, Inc. (IIS). The Company’s shareholders received 47,278,938 shares of common stock in Integrated Inpatient Solutions, Inc. for 100% of the issued and outstanding shares of the Company and the Company became a wholly owned subsidy of Integrated IIS. The share exchange agreement also contains two milestones that would require ISS to issue an additional 47,278,938 shares if the Company generates a minimum of $7,500,000 in gross revenue in twelve months and a further 47,278,938 if the Company generates a minimum of $10,000,000 in 18 months. If both milestones are met, a total of 94,557,876 shares of common stock of IIS will be issued to the stockholders of the Company.

The Company evaluated subsequent events through September 15, 2014, the date the financial statements are available to be issued.

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